Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of August 22, 2013 (this “Amendment”), by and among LMI AEROSPACE, INC., a Missouri corporation (the “Borrower”), the Lenders party hereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).

RECITALS:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the other parties named therein are party to that certain Credit Agreement, dated as of December 28, 2012 (as amended pursuant to Amendment No. 1 (as defined below), the “Credit Agreement”);

WHEREAS, on February 5, 2013, the Borrower, the Lenders party thereto and the Administrative Agent entered into that certain Amendment No. 1 to Credit Agreement and Other Loan Documents (“Amendment No. 1”);

WHEREAS, on the date hereof, the Borrower, each of the other Loan Parties, the Lenders and the Administrative Agent desire to further amend the Credit Agreement pursuant to an amendment authorized by Section 9.02 of the Credit Agreement; and

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the consent of the Required Lenders, the Administrative Agent and the Borrower is required for the effectiveness of this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                      Amendments.  Upon the occurrence of the Second Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)                The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to restate clause (a)(vi) in its entirety as follows:

“(1) Transaction Costs (provided they are paid or accrued or reserved for within 365 days after the Closing Date); (2) cash restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Effective Date and adjustments to existing reserves); (3) other non-recurring cash expenses incurred during such period in connection with any Permitted Acquisition or other Investments permitted under the Loan Documents, including any post-acquisition purchase price adjustments, indemnification obligations, accounting, due diligence and legal fees and any other fees, costs or expenses in connection therewith; and (4) the non-cash impact of purchase price accounting adjustments in connection with any Permitted Acquisition or Investment, including with respect to any post-acquisition purchase price adjustments, indemnification obligations or similar agreements or deferred revenue; provided that the aggregate amount added back to Consolidated Net Income pursuant to subclauses (2), (3) and (4) of this clause (vi) for any Test Period shall not exceed, when taken together with the aggregate amount included in Consolidated EBITDA pursuant to clause (b) of this definition, 10% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (a)(vi) or clause (b) of this definition);” and

(b)                Section 6.11 is hereby amended and restated in its entirety as follows:

Section 6.11  Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio opposite the last day of such Test Period:

Test Period	Ratio
From the Effective Date through June 30, 2013	3.50:1:00
From July 1, 2013 through June 30, 2014	3.00:1.00
From July 1, 2014 through December 31, 2014	3.25:1.00
From January 1, 2015 through September 30, 2015	3.50:1.00
From October 1, 2015 through the Latest Maturity Date	4.00:1:00

(c)                Section 6.12 is hereby amended and restated in its entirety as follows:

Section 6.12  Total Leverage Ratio.  Permit the Total Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth below last day of such Test Period:

Test Period	Ratio
From the Effective Date through June 30, 2013	5.00:1:00
From July 1, 2013 through March 31, 2014	5.50:1.00
From April 1, 2014 through June 30, 2014	5.25:1.00
From July 1, 2014 through December 31, 2014	5.00:1.00
From January 1, 2015 through September 30, 2015	3.50:1.00
From October 1, 2015 through the Latest Maturity Date	3.00:1:00

Section 2.                      Conditions to Effectiveness.  This Amendment shall become effective on the date upon which all of the following shall have been satisfied (the “Second Amendment Effective Date”):

(a)                the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each of the other Loan Parties, the Administrative Agent and the Required Lenders;

(b)                all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of Paul Hastings LLP, as counsel to the Administrative Agent) incurred in connection with this Amendment and the administration of the Loan Documents shall have been paid;

(c)                the Borrower shall have paid or caused to be paid to the Administrative Agent a consent fee for the account of each Lender that has executed and delivered to the Administrative Agent a signature page to this Amendment at or prior to 5:00 p.m. (New York City time), on August 21, 2013, in the amount of 0.25% of the aggregate amount of such Lender’s Loans and Commitments under the Credit Agreement immediately prior to such time;

(d)                the representations and warranties of each Loan Party set forth in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Second Amendment Effective Date before and after giving effect to this Amendment; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Second Amendment Effective Date or on such earlier date, as the case may be (after giving effect to such qualification); and

(e)                no Default or Event of Default shall have occurred and be continuing.

Section 3.                      Representations and Warranties.  By its execution of this Amendment, the Borrower and each of the other Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance by the Borrower and each other Loan Party of this Amendment is within the Borrower’s or such other Loan Party’s, as applicable, corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) conflict with or contravene the terms of the Borrower’s or such other Loan Party’s, as applicable, Organizational Documents, (b) result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower or such other Loan Party is a party or affecting the Borrower or such other Loan Party or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, such other Loan Party or their property is subject; or (c) violate any Law.  This Amendment has been duly executed and delivered by the Borrower and each other Loan Party and constitutes a legal, valid and binding obligation of the Borrower or such other Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.                      Acknowledgements and Affirmations.

(a)                The Lenders and the Issuing Bank hereby acknowledge and affirm that, from and after the Closing Date, the last sentence of the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement (i) has not applied and will not hereafter apply, to any Revolving Commitments, Revolving Loans or the determination of fees payable to the Revolving Credit Lenders with respect to the outstanding Letters of Credit and (ii) such sentence was intended and shall read as follows: “Notwithstanding the foregoing, in the case of any or all of the Term Loans, the Eurodollar Rate with respect to any applicable Interest Period will be deemed to be 1.25% per annum if the Eurodollar Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.25% per annum.”

(b)                The Borrower and each other Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its Obligations and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guaranty and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

Section 5.                      Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except in accordance with Section 9.02 of the Credit Agreement.

Section 6.                      Liens Unimpaired.  After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance nor effectiveness of this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document.

Section 7.                      Other.

(a)                This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Amendment.

(b)                This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

(c)                THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  SECTION 9.10 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

(d)                Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(e)                This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

signature pages follow

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Chief Financial Officer and Secretary

LEONARD’S METAL, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

LMI FINISHING, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Vice President and Secretary

PRECISE MACHINE COMPANY, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

TEMPCO ENGINEERING, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Vice President and Secretary

VERSAFORM CORP., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Chief Financial Officer and Secretary

LMI KITTING, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

D3 TECHNOLOGIES INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Vice President and Secretary

INTEGRATED TECHNOLOGIES, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

TASS HOLDINGS, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

TASS, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES – WICHITA, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES – TULSA, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES – WASHINGTON, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES – LENEXA, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

VALENT AEROSTRUCTURES – ST. LOUIS, INC., as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

OZARK MOUNTAIN TECHNOLOGIES, LLC, as a Guarantor

By:	/s/ Lawrence E. Dickinson
Name:	Lawrence E. Dickinson
Title:	Secretary

Lender Signature Pages are on file with the Administrative Agent

Consented to by:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency